Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of:
Seanergy Maritime Holdings Corp.
We consent to the inclusion in the foregoing Registration Statement on Form F-l, of our report dated March 12, 2008 relating to the financial statements of Seanergy Maritime Corp. as of December 31, 2007 and 2006, and for the year ended December 31, 2007, the period from August 15, 2006 (Inception) to December 31, 2006, and the period from August 15, 2006 (Inception) to December 31, 2007 (Cumulative), which appears in the Seanergy Maritime Corp. Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008. We also consent to the reference to our firm under the caption “Experts”.
/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.
Certified Public Accountants
Boca Raton, Florida
October 31, 2008

6100 Glades Road • Suite 314	1925 Century Park East • Suite 1120	Room 2707, 27/F
Boca Raton, Florida 33434 -	Los Angeles, California 90067	Shui On Centre • 6-8 Harbour Road
Telephone: 561.487.5765	Telephone: 310.601.2200	Wanchai, Hong Kong, P.R.C.
Facsimile: 561.487.5766	Facsimile: 310.601.2201	Telephone: 852-2780-7231
	www.cpaweinberg.com	Facsimile: 852-2780-8717